Exhibit 24

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the issuance of shares of the Corporation’s Common Stock pursuant to the 2011 Incentive Plan;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Jonathan P. Klug, Richard G. Lindner, John J. Stephens, Wayne Watts, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

January 28, 2011	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President
January 28, 2011	/s/ Gilbert F. Amelio
Date	Gilbert F. Amelio Director
January 28, 2011	/s/ Reuben V. Anderson
Date January 28, 2011	Reuben V. Anderson Director /s/ James H. Blanchard
Date	James H. Blanchard Director

January 28, 2011	/s/ Jaime Chico Pardo
Date	Jaime Chico Pardo Director

January 28, 2011	/s/ James P. Kelly
Date	James P. Kelly Director
January 28, 2011	/s/ Jon C. Madonna
Date	Jon C. Madonna Director
February 23, 2011	/s/ Lynn M. Martin
Date	Lynn M. Martin Director
January 28, 2011	/s/ John B. McCoy
Date	John B. McCoy Director
January 28, 2011	/s/ Joyce M. Roche
Date	Joyce M. Roche Director
January 28, 2011	/s/ Matthew K. Rose
Date	Matthew K. Rose Director
February 9, 2011	/s/ Laura D’Andrea Tyson
Date	Laura D’Andrea Tyson Director
January 28, 2011	/s/ Patricia P. Upton
Date	Patricia P. Upton Director